SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

Luminex Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

LUMINEX CORPORATION
12212 Technology Boulevard
Austin, Texas 78727

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 20, 2004

     Luminex Corporation will hold its 2004 annual meeting of stockholders on Thursday, May 20, 2004, at 10:00 a.m., local time, at The Hilton Austin Airport Hotel, 9515 New Airport Drive, Austin, Texas 78719. At the annual meeting, stockholders will act on the following matters:

(1)	election of three members to the Board of Directors to serve for three-year terms as Class I Directors; and

(2)	such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

     The Board of Directors has fixed the close of business on April 8, 2004 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting or any adjournment or postponement thereof. Only holders of record of common stock at the close of business on the record date are entitled to notice of and to vote at the annual meeting. A complete list of such stockholders will be available for examination at our offices in Austin, Texas during normal business hours for a period of ten days prior to the annual meeting.

     Your attention is directed to the proxy statement accompanying this notice for a more complete statement regarding the matters to be acted upon at the annual meeting. All stockholders are cordially invited to attend the annual meeting. Stockholders are urged, whether or not they plan to attend the annual meeting, to sign, date and mail the enclosed proxy or voting instruction card in the postage-paid envelope provided.

By Order of the Board of Directors,

David S. Reiter
Vice President, General
Counsel and Corporate Secretary

Austin, Texas
April 15, 2004

LUMINEX CORPORATION
12212 Technology Boulevard
Austin, Texas 78727

PROXY STATEMENT

For Annual Meeting of Stockholders
To Be Held May 20, 2004

     This proxy statement is furnished to the stockholders of Luminex Corporation in connection with the solicitation by the Board of Directors of proxies for use at the 2004 annual meeting of stockholders to be held at the time and place and for the purposes set forth in the accompanying notice. The approximate date of mailing of this proxy statement and the accompanying proxy card is April 15, 2004.

Proxy Cards

     If a proxy card is enclosed, it serves to appoint a proxy for record holders of our common stock. Shares represented by a proxy in such form, duly executed and returned to us and not revoked, will be voted at the annual meeting in accordance with the directions given. If no direction is made, the proxy will be voted FOR election of the director nominees named in the proxy. Any stockholder giving a proxy may revoke it at any time before it is voted by communicating such revocation in writing to our Corporate Secretary, by executing and delivering a later-dated proxy or by voting in person at the annual meeting.

Quorum and Voting

     The presence at the annual meeting, in person or by proxy, of the holders of a majority of our issued and outstanding common stock is necessary to constitute a quorum to transact business. Each share represented at the annual meeting in person or by proxy will be counted for purposes of determining whether a quorum is present. In deciding all matters, a holder of common stock on the record date shall be entitled to cast one vote for each share of common stock then registered in such holder’s name.

Voting Procedures

     The affirmative vote of a plurality of the votes cast by the stockholders entitled to vote at the meeting is required for the election of directors. Any other proposal, other than the election of directors, that properly comes before the meeting will be approved if a majority of the shares represented and voting on the proposal vote in favor thereof.

     With regard to the election of directors, votes may be cast in favor of or withheld from each nominee. Votes that are withheld will be excluded entirely from the vote for that nominee and will have no effect. Under the rules of The Nasdaq Stock Market, brokers who hold shares in street name have the authority to vote on certain “routine” items when they have not received instructions from beneficial owners. Brokers will have discretionary authority to vote on the scheduled item of business. Under applicable Delaware law, a broker non-vote (or other limited proxy) will have no effect on the outcome of the election of directors.

Voting Securities

     Our only outstanding voting security is our common stock. Only holders of record of common stock at the close of business on April 8, 2004, the record date for the annual meeting, are entitled to notice of and to vote at the annual meeting. On the record date for the annual meeting, there were 30,688,254 shares of common stock outstanding and entitled to vote at the annual meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information known to us regarding the ownership of the common stock as of the record date by (i) each director and director nominee, (ii) each executive officer named in the Summary Compensation Table below (each a “named executive officer”), (iii) all directors and executive officers as a group and (iv) each person known to us to own beneficially 5% or more of our outstanding common stock.

     The information set forth below includes shares of common stock directly and indirectly owned and shares of common stock underlying currently exercisable options, as well as those options which will become exercisable within 60 days of April 8, 2004. Except as otherwise indicated, the named persons below have sole voting and dispositive power with respect to beneficially owned shares.

	Common Stock Beneficially Owned
		Total as a
	Number of Shares	Percentage of
Beneficial Owner	Owned (1)	Shares Outstanding
Directors and Named Executive Officers (2)
G. Walter Loewenbaum II (3)	1,946,867	6.3%
Laurence E. Hirsch	471,700	1.5%
Fred C. Goad, Jr. (4)	282,500	*
Jim D. Kever (5)	230,522	*
Robert J. Cresci	200,200	*
William L. Roper, M.D.	45,000	*
C. Thomas Caskey, M.D.	45,800	*
Kevin M. McNamara	90,000	*
Thomas W. Erickson	237,500	*
Harriss T. Currie	82,982	*
Randel S. Marfin	176,805	*
James W. Jacobson, Ph.D.	91,814	*
Oliver H. Meek	113,194	*
David S. Reiter	39,806	*
All directors and executive officers as a group (14 persons)	4,054,690	12.7%
Other 5% Stockholders
St. Denis J. Villere & Company (6) 210 Baronne Street, Suite 808 New Orleans, LA 70112	3,059,618	10.0%
Barclays Global Investors, N.A. (7) 45 Fremont Street San Francisco, CA 94105	1,703,065	5.6%

*	Less than 1%.

(1)	Includes shares attributable to shares of common stock not outstanding but subject to currently exercisable options (as well as those options which will become exercisable within 60 days of April 8, 2004) as follows: Mr. Loewenbaum – 75,500 shares; Mr. Hirsch – 40,200 shares; Mr. Goad – 30,000 shares; Mr. Kever – 70,800 shares; Mr. Cresci – 40,200 shares; Dr. Roper – 45,000 shares; Dr. Caskey – 45,000 shares; Mr. McNamara – 90,000 shares; Mr. Erickson – 237,500 shares; Mr. Currie – 71,183 shares; Mr. Marfin – 171,805 shares; Dr. Jacobson – 86,814 shares; Mr. Meek – 108,194 shares; Mr. Reiter – 39,806 shares; and all directors and executive officers as a group – 1,152,002 shares.

(2)	The applicable address for all directors and named executive officers is c/o Luminex Corporation, 12212 Technology Boulevard, Austin, Texas 78727.

(3)	Includes 125,998 shares held by a trust for the benefit of Mr. Loewenbaum which has an independent trustee and over which Mr. Loewenbaum neither has nor shares investment or voting power.

(4)	Includes 6,120 shares held by a trust of which Mr. Goad is the trustee. Mr. Goad disclaims beneficial ownership of the shares held by the trust.

(5)	Includes 68,712 shares held by a trust for Mr. Kever’s benefit.

(6)	This information is based solely on a Schedule 13G filed by St. Denis J. Villere & Company on February 10, 2004. St. Denis J. Villere & Company is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940 and reports sole voting and dispositive power as to 612,320 shares and shared voting and dispositive power as to another 2,447,298 shares.

(7)	This information is based solely on a Schedule 13G filed by Barclays Global Investors, N.A. on February 17, 2004. Barclays Global Investors, N.A. is a Bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934 and reports sole voting and dispositive power as to 1,601,659 shares and beneficial ownership of 1,703,065 shares. The shares reported as beneficially owned are held by various affiliates as follows: Barclays Global Investors, N.A. — 1,264,659 shares; Barclays Global Fund Advisors — 423,206 shares; and Barclays Bank PLC — 15,200 shares.

PROPOSAL 1 — ELECTION OF DIRECTORS

     The number of directors on our Board of Directors is currently fixed at eight. Our Amended and Restated Certificate of Incorporation divides our Board of Directors into three classes. Each class of directors serves staggered three-year terms.

     Currently, our Board of Directors is composed of three Class I directors, consisting of C. Thomas Caskey, Robert J. Cresci and William L. Roper, three Class II directors, consisting of Fred C. Goad, Jr., Laurence E. Hirsch and Jim D. Kever, and two Class III directors, consisting of Kevin M. McNamara and G. Walter Loewenbaum II. The terms of the Class I, Class II and Class III directors will expire upon the election and qualification of directors at the annual meeting of stockholders held in 2004, 2005 and 2006, respectively. At each annual meeting of stockholders, directors will be elected for a full term of three years to succeed those directors whose terms are expiring. Dr. Roper has notified the Board of Directors that he will resign from the Board effective upon the election and qualification of a successor at this year’s annual meeting.

     At this annual meeting, the stockholders will elect three Class I directors. Each of these directors is to serve a three-year term until the 2007 annual meeting of stockholders and until a successor is elected and qualified or until the director’s earlier resignation or removal. The Board of Directors and its Nominating and Corporate Governance Committee have nominated Dr. Caskey and Mr. Cresci for re-election as directors and have nominated Thomas W. Erickson, who has served as our interim President and Chief Executive Officer since September 2002, to serve as a Class I director standing for election to fill the vacancy created by the expiration of Dr. Roper’s current term of service. The Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve as a director if elected.

     Certain information about the nominees for the Board of Directors, and those directors whose terms do not expire at the 2004 annual meeting, is furnished below. The Board of Directors recommends that stockholders vote FOR the election of its nominees for director.

Class I Director Nominees

     C. Thomas Caskey, M.D., F.A.C.P., age 65. Dr. Caskey has served as a member of the Board of Directors since January 2001. Since April 2000, he has served as President and Chief Executive Officer of Cogene Biotech Ventures, Ltd., a private equity fund that focuses on intermediate stage and start-up biotech companies, and, since 1995 has been an adjunct professor at Baylor College of Medicine, Houston, Texas. From 1995 to March 2000, he was the Senior Vice President of Human Genetics and Vaccines Discovery at Merck Research Laboratories, as well as President of Merck Genome Research Institute from 1996 to March 2000. Dr. Caskey has served as past President of the American Society of Human Genetics and the Human Genome Organization, 1993-1996; chair of the advisory panel on Forensic Uses of DNA Tests, U.S. Congress Office of Technology Assessment, 1989-1990; and as a committee member on DNA Technology in Forensic Science, National Research Council, National Academy of Sciences, 1989-1991. In addition, he has served as Chairman of the Board of Directors of Lexicon Genetics, Incorporated since April 2000. Dr. Caskey earned his M.D. from Duke University Medical School and is a member of the National Academy of Sciences and the Institute of Medicine.

     Robert J. Cresci, age 60. Mr. Cresci has served as a member of the Board of Directors since December 1996. He has been a Managing Director of Pecks Management Partners Ltd., an investment management firm, since September 1990. Mr. Cresci currently serves on the Boards of Directors of Sepracor Inc., j2 Global Communications, Inc., ContinuCare Corporation, WCH, Inc., SeraCare Life Sciences, Inc., LTWC Corporation and several private companies. Mr. Cresci received his undergraduate degree from the United States Military Academy at West Point and received his M.B.A. in Finance from the Columbia University Graduate School of Business.

     Thomas W. Erickson, age 53. Mr. Erickson has served as the Company’s interim President and Chief Executive Officer since September 2002. Prior to joining Luminex, he was Interim President and Chief Executive Officer and a management consultant to Omega Healthcare Investors, Inc., a real estate investment trust that invests in healthcare facilities, from 2000 to 2002. In addition, Mr. Erickson was Co-Founder, President and Chief Executive Officer for CareSelect Group, Inc., a physician practice management company, from 1994 to 2001 and has served as President and Chief Executive Officer of ECG Ventures, Inc, a venture capital company, from 1987 to present. Earlier in his career, Mr. Erickson held several management positions at American Hospital Supply Corporation. He currently is Chairman of the Board of LifeCare Hospitals, Inc. Mr. Erickson received a B.B.A. from the University of Iowa and an M.B.A. from Southern Methodist University.

Class II Directors (Term Expires in 2005)

     Fred C. Goad, Jr., age 63. Mr. Goad has served as a member of the Board of Directors since September 1997. Since August 2001, he has been a member in Voyent Partners, L.L.C., a private investment company. Mr. Goad served as Co-Chief Executive Officer of the transaction services division of WebMD Corporation (“WebMD”), a provider of health care transaction, information and technology services, from March 1999 through March 2001. From March 1999 through May 2000, Mr. Goad served as Senior Advisor to the Office of the President of the transaction services division of Quintiles Transnational (“Quintiles”). Mr. Goad served as Co-Chief Executive Officer and Chairman of Envoy Corporation (“Envoy”), a provider of electronic transaction processing services for the healthcare industry, from June 1996 until Envoy was acquired by WebMD in March 1999. From 1985 to June 1996, Mr. Goad served as President and Chief Executive Officer of Envoy. Mr. Goad also serves on the Boards of Directors of Performance Food Group Company and several private companies.

     Laurence E. Hirsch, age 58. Mr. Hirsch has served as a member of the Board of Directors since December 1996. He has served as Chairman of the Board of Eagle Materials Inc., which provides and distributes building materials related to the construction of homes and commercial, industrial and school buildings, since 1994. Mr. Hirsch served as Chairman of the Board and Chief Executive Officer of Centex Corporation, a homebuilder and provider of real estate and construction services from July 1991 and July 1988, respectively, until March 2004. He joined Centex Corporation as President and Chief Operating Officer and became a member of its Board of Directors in 1985. He also serves as a director of Belo Corporation, a director of Cavco Industries, Inc. and a trustee of the University of Pennsylvania. Mr. Hirsch received a B.S. in Economics from the Wharton School at the University of Pennsylvania and a J.D. from the Villanova University School of Law.

     Jim D. Kever, age 51. Mr. Kever has served as a member of the Board of Directors since December 1996. He has been a member in Voyent Partners, L.L.C. since August 2001. Mr. Kever served as Co-Chief Executive Officer of the transaction services division of WebMD from June 2000 to March 2001. From March 1999 through May 2000, Mr. Kever served as Chief Executive Officer of the transaction services division of Quintiles. From August 1995 through March 1999, Mr. Kever was the President and Co-Chief Executive Officer of Envoy. Mr. Kever joined Envoy as Treasurer and General Counsel in October 1981. Mr. Kever serves on the Boards of Directors of 3D Systems Corporation, Transaction Systems Architects, Inc. and Tyson Foods, Inc. Mr. Kever received a B.S. in business and administration from the University of Arkansas in 1974 and a J.D. from the Vanderbilt University School of Law in 1977.

Class III Directors (Term Expires in 2006)

     G. Walter Loewenbaum II, age 59. Mr. Loewenbaum has served as a member of the Board of Directors since May 1995 and as Chairman of the Board of Directors since September 2002. He served as Vice Chairman of the Board of Directors from April 1998 until January 2000. Since mid 2001, Mr. Loewenbaum has provided advice and assistance to our senior management team on a regular basis with respect to financial and strategic matters and general business operations of the Company. Mr. Loewenbaum maintains an office at the Company’s offices in Austin, Texas and receives compensation for his services as Chairman of the Board of Directors. Since July 1999, he has served as a Member of LeCorgne Loewenbaum & Co., LLC. From April 1990 until June 1999, he served as the President, Chairman and Chief Executive Officer of Loewenbaum & Company, Inc., an investment management company. Mr. Loewenbaum also has served as Chairman of the Board of Directors of 3D Systems Corporation since September 1999. He received a B.A. from the University of North Carolina.

     Kevin M. McNamara, age 48. Mr. McNamara has served as Chief Financial Officer of HCCA International, Inc., a healthcare management and recruitment company since October 2002. From November 1999 until February 2001, Mr. McNamara served as Chief Executive Officer and a director of Private Business, Inc., a provider of electronic commerce solutions that help community banks provide accounts receivable financing to their small business customers. From 1996 to 1999, Mr. McNamara served as Senior Vice President and Chief Financial

Officer of Envoy. Before joining Envoy, Mr. McNamara served as President of NaBanco Merchant Services Corporation, a merchant credit card processor. Mr. McNamara also serves on the Board of Directors of ProxyMed, Inc. and several private companies. He provided financial and strategic consulting services to the Company from October 2001 through December 2002. Mr. McNamara is a Certified Public Accountant and holds a B.S. in Accounting from Virginia Commonwealth University and a M.B.A. from the University of Richmond.

CORPORATE GOVERNANCE

     We believe that effective corporate governance is critical to our long-term health and ability to create value for our stockholders. During 2003, we continued to review our corporate governance policies and practices, as well as applicable provisions of the Sarbanes-Oxley Act of 2002, new and proposed rules of the Securities and Exchange Commission, and the new corporate governance requirements of the National Association of Securities Dealers, Inc. (“NASD”). Based on this effort, our Board of Directors has adopted various policies which it believes will enhance corporate governance with respect to the Company. We will continue to monitor emerging developments in corporate governance and augment our policies and procedures when required or when our Board determines it would benefit the Company and our stockholders.

Director Independence

     The Board of Directors has determined that each of the following directors is an “independent director” under the applicable rules of the NASD:

C. Thomas Caskey	Laurence E. Hirsch
Robert J. Cresci	Jim D. Kever
Fred C. Goad, Jr.	William L. Roper

Mr. Erickson, if elected by the stockholders, will not be deemed an independent director during his initial term as a result of his historic relationship with the Company.

Director Qualifications

     The Nominating and Corporate Governance Committee may consider whatever factors it deems appropriate in its assessment of a candidate for board membership; however, candidates nominated to serve as directors will, at a minimum, in the committee’s judgment:

•	be able to represent the interests of the Company and all of its stockholders and not be disposed by affiliation or interest to favor any individual, group or class of stockholders or other constituency;

•	possess the background and demonstrated ability to contribute to the Board’s performance of its collective responsibilities, through senior executive management experience, relevant professional or academic distinction, and/or a record of relevant civic and community leadership.

     The consideration of a candidate for director will include the Nominating and Corporate Governance Committee’s assessment of the individual’s background, skills and abilities, and whether such characteristics fulfill the needs of the Board of Directors at that time. As part of the Nominating and Corporate Governance Committee’s consideration of a candidate, the committee may also consider whether the candidate:

•	is of high ethical character and shares the core values of Luminex as reflected in our Code of Compliance;

•	has a reputation, both personal and professional, consistent with the image and reputation of Luminex;

•	is highly accomplished in the candidate’s field;

•	is an active or former chief executive officer of a public company or a biotechnology company or is a leader of another complex organization;

•	has relevant expertise and experience, and would be able to offer advice and guidance to the chief executive officer based on that expertise and experience; and has the ability to exercise sound business judgment.

Process for Identifying Candidates

     The Nominating and Corporate Governance Committee may utilize a variety of methods for identifying nominees for director. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current Board members, professional search firms, stockholders or other persons. The Nominating and Corporate Governance Committee considers nominees proposed by the Company’s stockholders in accordance with the provisions contained in our bylaws. Pursuant to the our bylaws, any stockholder may nominate a person for election to the our Board of Directors, provided that the nomination is received by the Secretary of the Company not less than 30 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting. Each nomination submitted in this manner shall include the name and address of the nominee(s) and all other information with respect to the nominee as required to be disclosed in the proxy statement for the election of directors under applicable rules of the Securities and Exchange Commission, including the nominee’s consent to being named as a nominee and to serving as a director, if elected. Additionally, the nominating stockholder must provide his or her name and address as it appears in the stock records of the Company and the number of shares of Common Stock beneficially owned by the stockholder.

Evaluation of Candidates

     The chair of the Nominating and Corporate Governance Committee will preliminarily assess the candidate’s qualifications and suitability, working with staff support and seeking board input, and report such assessment as promptly as practicable to the Nominating and Corporate Governance Committee members. When feasible, the chair of the Nominating and Corporate Governance Committee will interview candidates whom the chair believes are likely to meet the criteria for board membership as part of the preliminary assessment process. The report may be made to the Nominating and Corporate Governance Committee at a meeting of the committee or informally to each committee member between meetings.

     If it is the consensus of the Nominating and Corporate Governance Committee that a candidate is likely to meet the criteria for board membership, the chair of the committee will advise the candidate of the committee’s preliminary interest and, if the candidate expresses sufficient interest, with the assistance of the corporate secretary’s office, will arrange interviews of the candidate with one or more members of the committee, and request such additional information from the candidate as the committee deems appropriate. The Nominating and Corporate Governance Committee will consider the candidate’s qualifications, background, skills and abilities, and whether such characteristics fulfill the needs of the board at that time, and confer and reach a collective assessment as to the qualifications and suitability of the candidate for board membership.

     If the Nominating and Corporate Governance Committee determines that the candidate is suitable and meets the criteria for board membership, the candidate will be invited to meet with senior management of the Company, both to allow the candidate to obtain further information about the Company and to give management a basis for input to the Nominating and Corporate Governance Committee regarding the candidate. On the basis of its assessment, and taking into consideration input and senior management, the Nominating and Corporate Governance Committee will formally consider whether to recommend the candidate’s nomination for election to the Board of Directors.

Code of Compliance

     We have a code of compliance that applies to all of the Company’s employees and directors. The purpose of our Code of Compliance is to provide written standards that are reasonably designed to deter wrongdoing and to promote honest and ethical conduct; full, fair, accurate, timely and understandable disclosure in reports and documents that the Company’s files with the Securities and Exchange Commission and other public communications by the Company; compliance with applicable governmental laws, rules and regulations; prompt internal reporting of violations of the Code of Compliance; and accountability for adherence to the Code of Compliance. Each director and employee is required to read and certify that he or she has read, understands and will comply with the Code of Compliance.

     Under the Sarbanes-Oxley Act of 2002 and the Securities and Exchange Commission’s related rules, the Company is required to disclose whether it has adopted a code of ethics that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. NASD Rules require the Company to adopt a “code of conduct” applicable to the Company’s directors, officers and employees that meets the Securities and Exchange Commission’s definition of “code of ethics.” Our Code of Compliance meets the Securities and Exchange Commission’s definition of “code of ethics.” The Company’s chief executive officer and senior financial officers are bound by our Code of Compliance.

     A copy of our Code of Compliance can be obtained from the “Investor Relations” section of our website at www.luminexcorp.com. We intend to disclose amendments to, or waivers from, the Code of Compliance (to the extent applicable to our directors, chief executive officer, principal financial officer or principal accounting officer) on our website.

Communications with Members of the Board

     Our Board of Directors has established procedures for the Company’s stockholders to communicate with members of the Board of Directors. Stockholders may communicate with any of the Company’s directors, including the chairperson of any of the committees of the Board of Directors, by writing to a director care of Corporate Secretary, Luminex Corporation, 12212 Technology Boulevard, Austin, Texas 78727.

Board Member Attendance at Annual Meeting

     The Company strongly encourages each member of the Board of Directors to attend the Annual Meeting of Stockholders. Accordingly, we expect most, if not all, of the Company’s directors to be in attendance at the Annual Meeting. Seven of the Company’s eight directors attended the 2003 Annual Meeting of Stockholders.

Meetings and Committees of the Board of Directors

     During 2003, the Board of Directors met five times. With the exception of Fred C. Goad, Jr., no director attended fewer than 75% of all the 2003 meetings of the Board of Directors and its committees on which he served.

     The Board of Directors currently has four standing committees: Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Executive Committee.

     The Audit Committee, which met nine times in 2003, consists of Mr. Kever, who serves as Chairman, Mr. Cresci and Mr. Hirsch. The Board of Directors has determined that each member of the Audit Committee is independent as that term is defined by Marketplace Rule 4200 (a)(15) of the NASD and has a basic understanding of finance and accounting and is able to read and understand fundamental financial statements. The Board of Directors has further determined that Jim D. Kever is an “audit committee financial expert” as such term is defined in Item 401(h) of Regulation S-K promulgated by the Securities and Exchange Commission. The Audit Committee’s primary duties and responsibilities are to oversee the Company’s accounting and financial reporting processes and audits of the Company’s financial statements; oversee the integrity of the Company’s systems of internal controls regarding finance, accounting and legal compliance; oversee the independence and performance of the Company’s independent auditors; and provide an avenue of free and open communication among the independent auditors, management and the Board of Directors. It is the function of the Audit Committee to ensure the Company’s financial statements accurately reflect the Company’s financial position and results of operations. In addition, the Audit Committee, following its review of the audited financial statements, is charged with recommending the audited financial statements to the Board of Directors. The Audit Committee operates pursuant to the terms of a Charter, which was revised and adopted by the Board of Directors on March 7, 2003 and amended by the Board on March 12, 2004 (the “Restated Audit Committee Charter”). A copy of the Restated Audit Committee Charter is available on the Investor Relations section of the Company’s website at www.luminexcorp.com and is attached to this Proxy Statement as Appendix A.

     The Compensation Committee, which met three times in 2003, consists of Mr. Goad, who serves as Chairman, Dr. Caskey and Mr. Kever. The Board of Directors has determined that each member of the

Compensation Committee is independent for purposes of the applicable rules of the NASD, the Securities and Exchange Commission and the Internal Revenue Service. The Compensation Committee’s function is to establish and apply our compensation policies to assure that the executive officers, directors and other officers and key employees are compensated in a manner consistent with the compensation policies adopted by the Compensation Committee, internal equity considerations, competitive practice and the requirements of the appropriate regulatory bodies. The Compensation Committee also administers our equity incentive plans. A copy of the Charter of the Compensation Committee is available on the Investor Relations section of the Company’s website at www.luminexcorp.com.

     The Nominating and Corporate Governance Committee, which was created by the Board of Directors in 2003 and did not formally meet in 2003, consists of Mr. Cresci, who serves as Chairman, and Mr. Kever. The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent as that term is defined by the applicable rules of the NASD. The Nominating and Corporate Governance Committee provides assistance to the Board of Directors in identifying and recommending individuals qualified to serve as directors of the Company, reviews the composition of the Board of Directors, periodically evaluates the performance of the Board of Directors and its committees, and reviews and recommends corporate governance policies for the Company. A copy of the Charter of the Nominating and Corporate Governance Committee is available on the Investor Relations section of the Company’s website at www.luminexcorp.com.

     The Executive Committee, which did not meet in 2003, consists of Mr. Loewenbaum, who serves as Chairman, Mr. Hirsch and Mr. McNamara. The Executive Committee’s function is to act on behalf of the Board of Directors as a whole, to the extent permitted by law.

Compensation of Directors

     All directors who are not employees receive annual grants of non-qualified stock options under our 2000 Long-Term Incentive Plan. Our historic policy under the 2000 Long-Term Incentive Plan was to grant to each non-employee director when he or she first joins the Board of Directors an option to purchase 15,000 shares of common stock, vesting over their first year of service. In 2003, each non-employee director (excluding first time directors) received an option (which vests in equal one-twelfth increments over a one year period) to purchase 10,000 shares of common stock. All such options have an exercise price equal to 100% of the fair market value of the common stock on the date of grant and terminate 10 years from the date of grant. On a go forward basis and consistent with changes implemented by the Compensation Committee for employee long-term compensation, our new policy is to provide an annual grant to our non-employee directors consisting of (i) 1,666 shares of restricted stock, which vests one year from the date of grant, and (ii) an option for the purchase of 5,000 shares of common stock vesting in one-twelfth increments over a one year period from the date of grant.

     Mr. Loewenbaum additionally receives, as compensation for his services as Chairman of the Board of Directors, a monthly fee of $10,000 and an annual option grant for the purchase of 26,000 shares (vesting in one twelfth increments over a one year period). Consistent with the modification of option grants to employees to include restricted stock grants, it is anticipated that Mr. Loewenbaum will receive, in lieu of the annual option grant of 26,000 shares, an option for the purchase of 13,000 shares (at fair market value and vesting in one twelfth increments from the grant date) and a restricted stock grant (vesting one year from the date of grant) for 4,333 shares of the Company’s common stock, such grants to be made pursuant to the 2000 Long-Term Incentive Plan.

     Upon Mr. Erickson’s election to the Board of Directors, it is the Board’s intent to appoint Mr. Erickson to serve on the Executive Committee and serve as its Chairman. At such time as Mr. Erickson ceases to serve as an employee of the Company (currently anticipated to be promptly following the employment of a new chief executive officer), Mr. Erickson will receive, as compensation for his service on the Board of Directors, an initial grant of options to purchase 7,500 shares of the company’s common stock (vesting in one twelfth increments over the one year period following the date of grant) and a restricted stock grant of 2,500 shares of common stock (vesting one year from the date of grant). As chair of the Executive Committee, Mr. Erickson will receive (i) annual compensation of $100,000, (ii) an annual grant of an option to purchase 5,000 shares of the Company’s common stock (vesting in one twelfth increments over the one year period following the date of grant) and (iii) a restricted stock grant of 1,666 shares of common stock (vesting one year from the date of grant).

     Beginning in May 2003, each director (other than the Chairman of the Board of Directors) receives an annual retainer of $12,000 in cash, payable in arrears in four equal quarterly installments (pro rated for 2003). All directors are reimbursed for expenses incurred in connection with attending Board of Directors and committee meetings. Directors also receive $1,000 for each Board or Committee meeting attended in person and $500 for each Board or Committee meeting attended via teleconference. In addition, the members of the Audit Committee of the Board of Directors receive an annual $10,000 retainer for their service on the Audit Committee, except for the Chairman of the Audit Committee who receives an annual retainer of $20,000.

Compensation Committee Interlocks and Insider Participation

     No interlocking relationship exists between any member of our Board of Directors or the Compensation Committee and any member of the Board of Directors or compensation committee of any other company, nor has such an interlocking relationship existed in the past.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Summary Compensation Table

     The table below sets forth certain information concerning compensation paid during the last three years to (i) our Chief Executive Officer and (ii) each named executive officer as of December 31, 2003. In accordance with the rules of the Securities and Exchange Commission, the compensation set forth in the table below does not include medical, group life or other benefits which are available to all of our salaried employees, and perquisites and other benefits, securities or property which do not exceed the lesser of $50,000 or 10% of the person’s salary and bonus shown in the table.

					Long Term
	Annual Compensation				Compensation Awards
					Restricted	Securities
				Other Annual	Stock	Underlying	All Other
Name and Principal		Salary	Bonus (1)	Compensation	Awards	Options	Compensation (2)
Position	Year	($)	($)	($)	($)	(#)	($)
Thomas W. Erickson (3)	2003	509,650	—	—	—	172,500	—
Interim President and	2002	203,780	—	—	—	40,000	—
Chief Executive Officer	2001	—	—	—	—	—	—
Harriss T. Currie	2003	199,083	105,000	—	—	160,000	4,300
Vice President, Finance and Chief	2002	140,000	25,000	—	—	20,000	3,225
Financial Officer	2001	115,000	8,000	—	—	4,000	1,700
Randel S. Marfin	2003	210,000	105,000	—	—	150,000	3,200
Vice President, Marketing/Sales and	2002	210,000	30,000	—	—	25,000	3,200
Business Development	2001	175,000	12,000	—	—	25,000	3,200
James W. Jacobson, Ph.D.	2003	210,000	105,000	—	—	100,000	3,250
Vice President, Research and	2002	150,000	—	—	—	20,000	3,250
Development	2001	130,000	8,000	—	—	6,220	3,198
Oliver H. Meek	2003	176,000	90,000	—	—	70,000	4,856
Vice President, Marketing/Sales and	2002	157,500	—	—	—	20,000	4,725
Development	2001	150,000	12,000	—	—	20,000	4,725
David S. Reiter	2003	147,500	—	—	—	164,000	6,000
Vice President, General Counsel and	2002	—	—	—	—	—	—
Corporate Secretary	2001	—	—	—	—	—	—

(1)	Includes bonus amounts in the year earned, rather than in the year in which such bonus amount was paid or is to be paid.

(2)	Consists of matching payments made under our 401(k) and Simple IRA Plans.

(3)	Mr. Erickson was engaged in September 2002 to serve as interim President and Chief Executive Officer and is currently under contract with us through June 2004. Pursuant to his Management Services Agreement with the Company, Mr. Erickson receives a monthly fee of $41,667. The terms of Mr. Erickson’s Management Services Agreement with the Company are discussed under the heading “Employment Agreements and Termination of Employment Arrangements.”

Option Grants for Fiscal 2003

     The table below sets forth information with respect to the stock option grants made during 2003 under our 2000 Long-Term Incentive Plan to the named executive officers.

	Individual Grants				Assumed Annual Rates of
		Percent of Total			Stock Price Appreciation
	Number of Securities	Options Granted	Exercise		Potential Realized Value for
	Underlying	to Employees in	Price Per	Expiration	Option Term (2)
Name	Options Granted (1)	Fiscal 2003	Share	Date	5%	10%
Thomas W. Erickson	85,000	5.4%	$4.68	3/17/2013	$249,900	$634,100
	50,000	3.2%	$5.14	8/7/2013	$161,500	$409,500
	37,500	2.4%	$10.14	12/11/2013	$239,250	$606,000
Harriss T. Currie	75,000	4.7%	$4.68	3/17/2013	$220,500	$559,500
	85,000	5.4%	$8.41	10/13/2013	$449,650	$1,139,000
Randel S. Marfin	150,000	9.5%	$4.68	3/17/2013	$441,000	$1,119,000
James W. Jacobson, Ph.D.	100,000	6.3%	$4.68	3/17/2013	$294,000	$746,000
Oliver H. Meek	70,000	4.4%	$4.68	3/17/2013	$205,800	$522,200
David R. Reiter	2,000	0.1%	$4.68	3/17/2013	$5,880	$14,920
	1,000	0.1%	$4.67	3/31/2013	$2,940	$7,440
	1,000	0.1%	$6.17	4/30/2013	$3,880	$9,830
	2,000	0.1%	$5.84	5/30/2013	$7,340	$18,620
	2,000	0.1%	$5.15	6/30/2013	$6,480	$16,420
	2,000	0.1%	$5.40	7/31/2013	$6,800	$17,220
	2,000	0.1%	$6.79	8/29/2013	$8,540	$21,640
	2,000	0.1%	$6.67	9/30/2013	$8,380	$21,260
	150,000	9.5%	$8.41	10/13/2013	$793,500	$2,010,000

(1)	Except for options granted to Mr. Erickson, which vested in equal monthly installments, and options granted to Mr. Reiter prior to his appointment as General Counsel, which vested immediately upon grant, options granted in 2003 vest equally on an annual basis over a period of four years.

(2)	The values shown are based on the indicated assumed annual rates of appreciation compounded annually. Actual gains realized, if any, on stock option exercises and common stock holdings are dependent on the future performance of our common stock and overall market conditions. There can be no assurance that the values shown in this table will be achieved.

Option Exercises and Values for Fiscal 2003

     The table below sets forth information with respect to the named executive officers concerning their exercise of options during 2003 and the unexercised options held by them as of the end of such year. No stock appreciation rights were exercised during the year, and no stock appreciation rights were outstanding at the end of 2003.

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options
	Shares Acquired	Value	Options at 12/31/2003		at 12/31/2003 (1)
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Thomas W. Erickson	—	$—	175,000	37,500	$712,300	$—
Harriss T. Currie	8,500	$41,310	34,452	166,348	$70,751	$458,527
Randel S. Marfin	20,400	$127,280	127,499	162,501	$37,735	$738,765
James W. Jacobson, Ph.D.	17,800	$91,492	83,383	110,137	$329,395	$497,013
Oliver H. Meek	8,000	$39,312	92,999	80,001	$73,867	$356,013
David S. Reiter	—	$—	18,696	145,304	$55,975	$140,945

(1)	Based upon the market price of $9.38 per share, which was the closing selling price per share of our common stock on The Nasdaq Stock Market on December 31, 2003, less the option exercise price payable per share.

Employment Agreements and Termination of Employment Arrangements

     We have a Management Services Agreement with Thomas W. Erickson, our interim President and Chief Executive Officer. This agreement was amended effective as of March 12, 2004 to extend the term of the agreement until June 30, 2004. We may terminate Mr. Erickson’s employment agreement upon ten days prior written notice in the event we hire a full-time chief executive officer. The agreement terminates immediately upon Mr. Erickson’s death. In the event the agreement is terminated by us without “cause” (as defined in the agreement) or by Mr. Erickson for “good reason” (as defined in the agreement), we will continue to pay Mr. Erickson the remainder of his cash compensation pursuant to the agreement on the same schedule as if Mr. Erickson had continued to perform services for the remainder of the term of the agreement. If we terminate the agreement for “cause”, Mr. Erickson shall not be entitled to payments or benefits after such termination, except for cash compensation accrued up to the date of termination and any expenses required to be reimbursed under the agreement. Our agreement with Mr. Erickson also contains a covenant not to compete that prohibits Mr. Erickson from competing with us during the term of the agreement and for one year following the termination of the agreement. The agreement also prohibits Mr. Erickson from divulging, at any time, any “confidential information” or “trade secrets” (as such terms are defined in the agreement) of the Company.

     We have employment agreements with each of Randel S. Marfin, Vice President, Marketing/Sales and Business Development; Oliver H. Meek, Vice President, Manufacturing; and James W. Jacobson, Ph.D., Vice President, Research and Development. The employment agreements may be terminated by us or the employee at any time. If we terminate the employee’s employment for “cause” (as defined in the employment agreements) or if the employee resigns, the employee will receive all accrued salary and benefits as of the date of termination. If the employee dies or becomes disabled, the employee will receive all accrued salary, benefits and bonus as of the date of death or disability. If we terminate the employee’s employment without “cause”, the employee will receive a lump sum payment equal to (i) one year’s base salary, plus (ii) the amount of the most recent annual cash bonus amount, plus (iii) all accrued salary and benefits as of the date of termination.

     These employment agreements also have provisions that become effective upon a change in control of the Company (within the meaning set forth in the employment agreements) or a termination of employment in connection with an anticipated change in control. If the executive is terminated following a change of control, we will pay the executive a lump sum equal to 2.99 times the executive’s average annual base salary plus bonus for the most recent five calendar years prior to the occurrence of the change of control. The employment agreements also provide for an additional payment to compensate the executive for any tax liability imposed on change of control payments to the extent these payments constitute “parachute payments” under Section 280G of the Internal Revenue Code. In addition, upon a change of control, all outstanding options held by the executive will vest.

     We also have entered into employment agreements, effective as of October 1, 2003, with each of Harriss T. Currie, our Chief Financial Officer, and David S. Reiter, our General Counsel and Corporate Secretary. The employment agreements are for a term of one year from the effective date of the agreements and automatically renew for successive additional one-year terms unless either party provides the other written notice of its intent not to renew the agreement at least 60 days prior to the end of the then-current term of the agreement. If the employee is “Terminated for Cause” (as defined in the employment agreements) or in the event of an “Actual Voluntary Termination” (as defined in the agreements) by the employee or upon the employee’s death, the employee will receive all accrued but unpaid salary and benefits as of the date of termination (the “Accrued Obligation”). If the employee is terminated “Other Than For Cause” or is “Terminated By Reason of Incapacity” (as such terms are defined in the employment agreements), we may terminate the employee’s employment and, upon such termination, the employee will receive the Accrued Obligation, as well as an amount equal to the sum of (i) a Bonus Amount (as defined in the employment agreements), plus (ii) an amount equal to the employee’s annual base salary paid in semi-monthly installments for a period of 12 months from the date of termination (the “Severance Compensation”), less any payment or payments received by the employee during the 12 month period from the time of termination under any long-term disability plan. In the event we refuse for any reason to extend the employment agreement, the employee will receive the Accrued Obligations plus the Severance Compensation. These employment agreements also have provisions that become effective upon a change in control of the Company (within the meaning set forth in the employment agreements) or a termination of employment in connection with an anticipated change in control. If the executive is terminated following a change of control, we will pay the executive the Accrued Obligation, as well as an amount equal to the sum of (i) a Bonus Amount (as defined in the employment agreements) plus (ii) an amount equal to the employee’s annual base salary paid in semi-monthly installments for a period of 12 months from the date of termination, prior to the occurrence of the change of control.

Compensation Committee Report on Executive Compensation

To the Stockholders of Luminex Corporation:

     The Compensation Committee of the Board of Directors (the “Committee”) is responsible for establishing the base salary and incentive cash bonus programs for our executive officers. The Committee also has responsibility for administration of the 1996 Stock Option Plan for which no further option shares are authorized for issuance, the 2000 Long-Term Incentive Plan under which option grants may be made to key employees, directors and consultants of the Company and the 2001 Broad-Based Stock Option Plan under which grants may be made to non-officer employees and consultants of the Company. Directors and officers of the Company are not eligible to participate in or to receive grants under the 2001 Broad-Based Stock Option Plan.

     The Committee regularly reviews the Company’s compensation policies to ensure that our Chief Executive Officer and other executive officers are rewarded appropriately for their contributions to the Company and that the overall compensation strategy supports the objectives of our organization, as well as stockholder interests. It is the Committee’s objective to have a substantial portion of each officer’s compensation contingent upon our performance as a company, as well as upon his or her own level of performance. Accordingly, the compensation packages for our officers are comprised of three elements: (i) base salary, which reflects individual performance and is designed primarily to be competitive with median salary levels in the industry; (ii) annual variable performance awards payable in cash and tied to a formula based on the financial performance of the Company and individual goals set by us, as well as management evaluations and discretion of the Committee; and (iii) long-term stock-based incentive awards which strengthen the mutuality of interests between these officers and our stockholders. As an officer’s level of responsibility increases, it is the intent of the Committee to have a greater portion of his or her total compensation be dependent upon performance and stock price appreciation rather than base salary.

     Several of the more important factors which the Committee considered in establishing the components of each officer’s compensation package for 2003 are summarized below. Additional factors were also taken into account, and the Committee may in its discretion apply entirely different factors, particularly different measures of financial performance, in setting executive compensation for future years.

     Base Salary. The base salary for each officer is determined on the basis of the following factors: experience, personal performance, the median salary levels in effect for comparable positions within and outside the industry and internal comparability considerations. The weight given to each of these factors may differ from individual to individual, as the Committee deems appropriate. In selecting comparable companies for the purposes of maintaining competitive compensation, the Committee considers many factors, including geographic location, growth rate, annual revenue, profitability and market capitalization. The Committee also considers companies outside the industry which may compete with us in recruiting executive talent.

     Annual Incentive Compensation. For 2003, annual incentive compensation payments were made based on the recommendations of our interim Chief Executive Officer, as well as management evaluations and the discretion of the Committee. Based on the Company’s performance during 2003, including a 100% increase in the Company’s revenue and reduction in the Company’s net loss per share, members of senior management who were employed by the Company for all of 2003 received a cash bonus equal to 50% of base salary.

     Long-Term Compensation. Long-term incentives are provided primarily through stock option grants. The grants are designed to align the interests of each officer with those of our stockholders and provide each officer with a significant incentive to manage our company from the perspective of an owner with an equity stake in our business. Each grant allows the officer to acquire shares of our common stock at a fixed price per share (generally the market price on the grant date) over a specified period of time. Generally, options granted to officers vest over a period of three to four years, contingent upon the officer’s continued employment. Accordingly, the option will provide a return to the officer only if the officer remains employed by us during the respective vesting period, and then only if the market price of the underlying shares of common stock appreciates over the option term. The number of shares of common stock subject to each grant is set at a level intended to create a meaningful opportunity for stock ownership based on the officer’s current position with us, the base salary associated with that position, the median size of comparable awards made to officers in similar positions within the industry, the officer’s potential for increased responsibility and promotion over the option term and the officer’s personal performance in recent periods. The Committee also takes into account the number of vested and unvested options held by the officer in order to maintain an appropriate level of equity incentive for that officer. However, the Committee does not adhere to any specific guidelines as to the relative stock option holdings of our officers. The actual options granted in 2003 to each of the named executive officers is indicated in the Long Term Compensation Awards column.

     In March 2004, the Committee, with recommendations from Management, approved grants to officers and other employees in connection with continued long-term compensation. After significant analysis, the Committee made equity incentive grants of non-qualified stock options and restricted stock. The utilization of restricted stock was, in part, to reduce the aggregate number of shares allocated in grants to employees. The restricted stock grants will vest, consistent with recent option grants, over a four year period.

     Compensation of the Chief Executive Officer. Thomas W. Erickson was engaged by the Company in September 2002 to serve as interim President and Chief Executive Officer and is currently under contract with us through June 30, 2004. Mr. Erickson’s compensation was determined using similar considerations as discussed above for all officers. However, because of the interim nature of Mr. Erickson’s engagement, the Committee also considered other relevant factors, including the short-term nature of the engagement, in negotiating the terms of Mr. Erickson’s employment. Beginning in September 2002, Mr. Erickson receives $41,667 per month, plus reimbursement of health insurance premiums for Mr. Erickson’s family, pursuant to the Management Services Agreement between us and Mr. Erickson. Also, Mr. Erickson has been granted options to purchase an aggregate of 250,000 shares of the Company’s common stock, which vest in monthly installments and, as of the date hereof, 212,500 shares subject to options are fully exercisable. With respect to the option to purchase 37,500 shares granted in connection with the extension of his engagement through June 30, 2004, such shares vest in three equal monthly installments from April through June 2004. Each option grant made to Mr. Erickson contains an exercise price equal to the closing price of the common stock (as reported on The Nasdaq Stock Market) as of the date of grant, which range from $4.68 per share to $10.14 per share.

     We are required to disclose our policy regarding qualifying executive compensation for deductibility under Section 162(m) of the Internal Revenue Code which provides that, for purposes of the regular income tax and the alternative minimum tax, the otherwise allowable deduction for compensation paid or accrued with respect to a covered employee of a publicly-held corporation is limited to no more than $1 million per year. It is not expected that the cash compensation to be paid to our officers for 2003 will exceed the $1 million limit per officer. Our 2000 Long-Term Incentive Plan is structured so that any compensation deemed paid to an officer when he or she exercises an outstanding option under the 2000 Long-Term Incentive Plan, with an exercise price equal to the fair market value of the option shares on the grant date, will qualify as performance-based compensation which will not be subject to the $1 million limitation.

SUBMITTED BY THE COMPENSATION
COMMITTEE OF THE BOARD OF DIRECTORS

Fred C. Goad, Jr. (Chairman)
C. Thomas Caskey, M.D., F.A.C.P.
Jim D. Kever

Common Stock Performance Graph

     The following graph sets forth the cumulative total stockholder return for our common stock, the Nasdaq Stock Market Index (U.S.) and the Nasdaq Biotechnology Index for the period indicated as prescribed by the Securities and Exchange Commission’s rules. The graph assumes $100 was invested on March 30, 2000, the date our common stock began trading on The Nasdaq Stock Market, in each of (1) our common stock, (2) the Nasdaq Stock Market Index and (3) the Nasdaq Biotechnology Index and that all dividends, if any, were reinvested.

Total Return to Stockholders
(Assumes $100 Investment on 3/30/00)

Total Return Analysis	03/30/00	12/29/00	12/31/01	12/31/02	12/31/03
Luminex Corporation	$100.00	$153.31	$99.76	$24.18	$55.18
Nasdaq Stock Market Index (U.S.)	$100.00	$54.97	$43.62	$30.16	$45.19
Nasdaq Biotechnology Index	$100.00	$105.69	$88.58	$60.72	$89.18

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     In connection with the sale of our Rules-Based Medicine research and development project in September 2002, the Company entered into a consultant agreement with Dr. Mark Chandler, our former Chief Executive Officer. The term of the agreement expired on September 5, 2003. Under the terms of the agreement, Dr. Chandler agreed to provide consulting services to the Company in exchange for a fee of $350,000 payable in equal payments over the term of the agreement in accordance with the timing of the payroll distributions of the Company. In addition, Dr. Chandler’s options to purchase common stock of the Company that were vested on September 5, 2002, became exercisable for the lesser of the life of the option or until September 5, 2004.

     During 2001, we entered into a promissory note with Gail S. Page, our then Executive Vice President and Chief Operating Officer, and her spouse, the principal amount of which was $400,000. The purpose of this transaction was to help Ms. Page and her spouse finance the purchase of a home in connection with her relocation and employment with the Company. No payments of principal are due on the note until its maturity date, May 9, 2011, provided that Ms. Page is required to apply any net, after tax proceeds from the sale of any options or common stock received in connection with her employment in excess of $500,000 to the payment of the principal balance of the note, up to a maximum of $200,000. Provided Ms. Page and her spouse are not in default under the note, no interest is to be paid on the unpaid principal balance prior to the maturity of the note. Any past due principal or interest bears interest from maturity at an annual rate of 10%. The promissory note is secured by a deed of trust on the home. On each of October 2, 2001 and 2002, according to the terms of the note, $50,000 of principal was forgiven. Effective January 1, 2003, Ms. Page left the employment of the Company and, consistent with the terms of the promissory note, an additional $100,000 was forgiven on that date. The promissory note is non-interest bearing and is due on or before May 9, 2011. As of the date of this Proxy Statement, $200,000 is currently outstanding under the note.

REPORT OF THE AUDIT COMMITTEE

To the Stockholders of Luminex Corporation:

     The Board of Directors maintains an Audit Committee comprised of three independent directors. The Board of Directors and the Audit Committee believe that the Audit Committee’s current member composition satisfies the rules of the National Association of Securities Dealers that govern audit committee composition, including the requirement that audit committee members all be “independent directors” as that term is defined by the applicable rules of the National Association of Securities Dealers. The Audit Committee operates under a written charter, see Appendix A, which was revised and adopted by the Board of Directors on March 7, 2003, and amended on March 12, 2004 (the “Restated Audit Committee Charter”).

     Pursuant to the Restated Audit Committee Charter, the Audit Committee oversees the financial reporting process on behalf of the entire Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. Our independent auditors are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles. In fulfilling its oversight responsibilities, the Audit Committee reviews and discusses with management and the independent auditors the audited and interim financial statements included in our reports filed with the Securities and Exchange Commission in advance of the filings of such reports.

     The Audit Committee has reviewed and discussed the audited financial statements with management. Furthermore, the Audit Committee has reviewed and discussed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61(Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications). The Audit Committee has also received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with them their independence from the Company and our management.

     The Audit Committee discussed with the independent auditors the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of our internal controls and the overall quality of our financial reporting. The Audit Committee held nine meetings during 2003.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors approved) that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2003 as filed with the Securities and Exchange Commission.

SUBMITTED BY THE AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS

Jim D. Kever (Chairman)
Robert J. Cresci
Laurence E. Hirsch

AUDITORS

     The Audit Committee, consistent with its duties and obligations under its charter, has reappointed Ernst & Young LLP to audit our financial statements for the year ending December 31, 2004. Representatives of Ernst & Young LLP are expected to be present at the annual meeting and respond to appropriate questions from the stockholders. Ernst & Young LLP also will be given the opportunity to make a statement should they desire to do so.

     Audit Fees. The aggregate audit fees billed to us by Ernst & Young LLP for professional services rendered for the audit of our annual consolidated financial statements, for the reviews of the consolidated financial statements included in our quarterly reports on Form 10-Q and services that are normally provided by the independent auditor in connection with statutory and regulatory filings totaled $106,000 for 2003 and $96,000 for 2002.

     Audit-Related Fees. The aggregate fees billed to us by Ernst & Young LLP for assurance and related services related to the performance of the audit or review of the Company’s consolidated financial statements and not described above under “Audit Fees” were $0 for 2003 and $15,000 for 2002.

     Tax Fees. The aggregate fees billed by Ernst & Young LLP for professional services rendered for tax compliance, tax advice and tax planning were $15,750 for 2003 and $109,260 for 2002.

     All Other Fees. The aggregate fees billed by Ernst & Young LLP for products or services other than those described above were $0 for 2003 and $0 for 2002.

     The Board of Directors has adopted an Audit Committee Charter (see Appendix A) which, among other things, requires the Audit Committee to pre-approve all audit and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor.

     The Audit Committee has adopted a pre-approval policy in order to ensure that the performance of audit and non-audit services by the independent auditor does not impair the auditor’s independence. The policy provides for the general pre-approval of specific types of services, gives guidance to management as to the specific type of services that are eligible for pre-approval and provides cost limits for each such service on an annual basis. The policy requires specific pre-approval of all other permitted services. Requests or applications to provide services that require separate approval by the Audit Committee are submitted by the Company’s Chief Financial Officer to the Audit Committee and must include a statement as to whether, in the Chief Financial Officer’s view, the request or application is consistent with the Securities and Exchange Commission’s rules on auditor independence.

     All audit related services, tax services and other services were pre-approved by the Audit Committee. The Audit Committee concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of the firm’s independence in the conduct of its auditing functions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the securities laws of the United States, our directors, executive officers and any persons holding more than ten percent of our common stock are required to report their initial ownership of our common stock and any subsequent changes in their ownership to the Securities and Exchange Commission. Specific due dates have been established by the Securities and Exchange Commission, and we are required to disclose in this Proxy Statement any failure of such persons to file by those dates. Based solely upon the copies of Section 16(a) reports that we have received from such persons for their transactions in 2003 and written representations to the Company by our directors and current executive officers that no other reports were required, we believe that there has been compliance with all Section 16(a) filing requirements applicable to such directors, executive officers and ten-percent beneficial owners for 2003, except for Mr. Erickson and Mr. Reiter who each failed to timely file one report due to an administrative error.

EXPENSES AND SOLICITATION

     We will bear the cost of soliciting proxies. Proxies may be solicited in person or by telephone, facsimile, electronic mail or other electronic medium by certain of our directors, officers and regular employees, without additional compensation.

STOCKHOLDER PROPOSALS FOR 2005 PROXY STATEMENT

     It is contemplated that our 2005 annual meeting of stockholders will take place in May 2005. Stockholders’ proposals will be eligible for consideration for inclusion in the proxy statement for the 2005 annual meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 if such proposals are received by us before the close of business on December 19, 2004. Notices of stockholders’ proposals submitted outside the processes of Rule 14a-8 will be considered timely (but not considered for inclusion in our proxy statement), pursuant to the advance notice requirement set forth in our bylaws, if such notices are filed with our Secretary not less than 30 days nor more than 90 days prior to the first anniversary of the 2004 annual meeting in the manner specified in the bylaws. For proposals that are not timely filed, we retain discretion to vote proxies that we receive. For proposals that are timely filed, we retain discretion to vote proxies that we receive provided (1) we include in our proxy statement advice on the nature of the proposal and how we intend to exercise our voting discretion and (2) the proponent does not issue a proxy statement. In order to curtail any controversy as to the date on which a proposal was received by us, we suggest that stockholders submit their proposals by certified mail, return receipt requested.

TRANSACTION OF OTHER BUSINESS

     At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the annual meeting is as set forth above. If any other matter or matters are properly brought before the annual meeting, or an adjournment or postponement thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

APPENDIX A

RESTATED CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
OF
LUMINEX CORPORATION

Purpose

     The Audit Committee is appointed by the Board of Directors to assist the Board of Directors in fulfilling its oversight responsibilities. The Audit Committee’s primary duties and responsibilities are to:

•	Oversee the Company’s accounting and financial reporting processes and audits of the Company’s financial statements.

•	Oversee the integrity of the Company’s systems of internal controls regarding finance, accounting and legal compliance.

•	Oversee the independence and performance of the Company’s independent auditors.

•	Provide an avenue of free and open communication among the independent auditors, management and the Board of Directors.

The Audit Committee’s oversight responsibility recognizes that the Company’s management is responsible for preparing the Company’s financial statements in accordance with generally accepted accounting principles and that the independent auditors are responsible for auditing those financial statements. Additionally, the Audit Committee recognizes that the Company’s financial management, as well as its independent auditors, have more time, knowledge and more detailed information on the Company and its financial reports than do Audit Committee members; consequently, in carrying out its duties and responsibilities, the Audit Committee is not providing any expert or special assurance as to the Company’s financial statements and is not conducting an audit or investigation of the financial statements or determining that the Company’s financial statements are true and complete or are in accordance with generally accepted accounting principles.

Responsibilities and Duties

The following functions shall be the common recurring activities of the Audit Committee in carrying out its oversight duties and responsibilities. These functions are set forth as minimum duties and responsibilities with the understanding that the Audit Committee may undertake additional duties and responsibilities as the Board of Directors or the Audit Committee deems appropriate given the circumstances.

Document/Reports Review Procedures

1.	The Audit Committee shall assess the adequacy of this Charter at least annually, submit the Charter to the Board of Directors for approval and have the document published in accordance with Securities and Exchange Commission regulations or applicable listing standards.

2.	The Audit Committee shall review and discuss with the Company’s management and independent auditors the Company’s annual audited financial statements, the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the selection, application and disclosure of critical accounting policies and practices used in such financial statements. Additionally, based on such review, the Audit Committee shall consider whether to recommend to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K filed with the SEC (the “Form 10-K”). The discussion of financial statements and the related critical accounting policies and practices shall occur prior to the public release of such financial statements or results, and the discussion of the related disclosure, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” shall occur prior to the filing of the Form 10-K.

3.	The Audit Committee shall review with management and the independent auditors the Company’s quarterly financial results and quarterly unaudited financial statements, the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the Company’s selection, application and disclosure of critical accounting policies and practices used in such financial statements to be included in the Company’s Quarterly Report on Form 10-Q filed with the SEC (the “Form 10-Q”). The discussion of financial statements and the related critical accounting policies and practices shall occur prior to the public release of such financial statements or results, and the discussion of the related disclosure, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” shall occur prior to the filing of the Form 10-Q.

4.	Discuss with management and the independent auditors policies with respect to risk assessment and risk management and the quality and adequacy of the Company’s processes and controls that could materially affect the Company’s financial statements and financial reporting. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors together with management’s responses.

5.	Discuss with the independent auditors any significant changes to the Company’s accounting principles and any items required to be communicated by the independent auditors in accordance with Statement on Auditing Standards No. 61 (Communication with Audit Committees) as may be modified or supplemented.

6.	Review disclosures made to the Audit Committee by the Company’s Disclosure Committee and by the chief executive officer and chief financial officer during their certification process for the Form 10-K and Forms 10-Q, about any significant deficiencies in the design or operation of internal control over financial reporting or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal control over financial reporting.

Independent Auditors

7.	The independent auditors are accountable to the Audit Committee and the Board of Directors and shall report directly to the Audit Committee. The Audit Committee shall review the independence and performance of the independent auditors annually. In addition, the Audit Committee shall:

•	oversee the work of the independent auditors and review the independent auditors’ audit plan including scope, staffing, locations, reliance upon management and general audit approval;

•	resolve disagreements between management and the independent auditors regarding financial reporting;

•	establish hiring policies for employees or former employees of the independent auditors;

•	preapprove all auditing services to be provided by the independent auditors;

•	preapprove all non-auditing services, including tax services, to be provided by the independent auditors, subject to such exceptions as may be determined by the Audit Committee to be appropriate and consistent with federal and regulatory provisions;

•	receive reports from the independent auditors regarding critical accounting policies and practices, alternative treatments of financial information and generally accepted accounting principles, and such other information as may be required by federal and regulatory provisions;

•	receive from the independent auditors annually a formal written statement delineating all relationships between the independent auditors and the Company that may impact the objectivity and independence of the independent auditors; and

•	discuss with the independent auditors in an active dialogue any such disclosed relationships or services and their impact on the independent auditors’ objectivity and independence.

8.	The Audit Committee shall be directly responsible for appointing, evaluating and, when necessary, terminating the independent auditor. The Audit Committee may, in its discretion, seek stockholder ratification of the independent auditor it appoints.

Legal Compliance

9.	On at least an annual basis, review with the Company’s legal counsel any legal matters that could have a significant impact on the organization’s financial statements, the Company’s compliance with applicable laws and regulations, inquiries received from regulators or governmental agencies.

Other Audit Committee Responsibilities

10.	Review and approve all transactions between the Company and its employees, directors, agents and other related parties and their affiliates.

11.	Monitor, oversee and review compliance with the provisions of the Company’s Code of Compliance that relate to accounting disclosures.

12.	Serve as the initial reviewing body for allegations of violations of the Code of Compliance or requests for waivers of the provisions of the Code of Compliance by a director or executive officer of the Company that relate to accounting disclosures.

13.	Annually prepare a report to stockholders as required by the SEC. The report should be included in the Company’s annual proxy statement.

14.	Perform any other activities consistent with this Charter, the Company’s By-laws and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.

15.	Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

16.	Establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing matters and of the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Composition of the Committee

The Audit Committee shall be comprised of three or more directors as determined by the Board of Directors, each of whom shall be independent nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. Each member of the Audit Committee must also meet the other qualification standards set by federal and state legislation and regulation and the applicable listing standards of The Nasdaq Stock Market, Inc. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall be an “audit committee financial expert” as defined by the SEC.

Meetings

The Audit Committee shall meet at least four times annually, or more frequently as circumstances indicate, including teleconferences when appropriate. A majority of the Audit Committee shall constitute a quorum, and the Committee shall act only on the affirmative vote of a majority of the members present at the meeting. The Audit Committee shall meet privately in executive session on a regular basis at least annually with management, the independent auditors and as a committee to discuss any matters that the Audit Committee or each of these groups believes should be discussed. In addition, the Audit Committee shall communicate with management and the independent auditors’ quarterly to review the Company’s financial statements and significant findings based upon the independent auditors applicable review procedures.

Committee Access and Resources

     The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities and it has direct access to the independent auditors as well as directors, executive officers, employees, advisors and other consultants to the organization. The Audit Committee has the ability to retain independent legal, accounting, or other advisors as it deems necessary or appropriate in the performance of its duties. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company; compensation to any advisors employed by the Audit Committee; and ordinary and administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties. 2448002.6

REVOCABLE PROXY
LUMINEX CORPORATION
12212 Technology Blvd., Austin Texas 78727

     THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF LUMINEX CORPORATION FOR USE ONLY AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 20, 2004 AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

     The undersigned hereby appoints Harriss T. Currie and David S. Reiter, or either of them, or any successors in their respective positions, as proxies with full powers of substitution, and hereby authorizes them to represent the undersigned and to vote, as designated on the reverse side, all the shares of Common Stock of Luminex Corporation (the “Company”) held of record by the undersigned as of April 8, 2004, at the Annual Meeting of Stockholders (“Annual Meeting”) to be held at the Hilton Austin Airport, 9515 New Airport Drive, Austin, Texas 78719 on Thursday, May 20, 2004, at 10:00 a.m. Central Daylight Time, or at any adjournment or postponement thereof.

     Shares of Common Stock of the Company will be voted as specified. If not otherwise specified, this proxy will be voted “FOR” the election of the Board of Directors’ nominees to the Board of Directors and otherwise at the discretion of the proxies. You may revoke this proxy at any time prior to the time it is voted at the Annual Meeting. This proxy may not be voted for any person who is not a nominee of the Board of Directors of the Company.

     The undersigned hereby acknowledges receipt of a Notice of Annual Meeting of Stockholders of Luminex Corporation to be held on May 20, 2004, or any adjournment or postponement thereof, a Proxy Statement for the Annual Meeting and the 2003 Annual Report, prior to the signing of this proxy. All of the proposals set forth on the reverse side hereof are more fully described in the Proxy Statement.

(Continued, and to be dated and signed, on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

-------------------------------------------------------------------------------------------------------------------------------------------------------------------------

▲  FOLD AND DETACH HERE  ▲

You can now access your Luminex Corporation account online.

Access your Luminex Corporation shareholder/stockholder account online via Investor Service Direct® (ISD).

Mellon Investor Services LLC, Transfer Agent for Luminex Corporation, now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
• Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com
Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

The Board of Directors recommends a vote “FOR” the Board’s nominees.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

1.	Proposal to elect the following nominees for a three-year term:

01 C. Thomas Caskey 02 Robert J. Cresci 03 Thomas W. Erickson	In his discretion, the proxy is authorized to vote with respect to matters incident to the conduct of the Annual Meeting and upon such other matters as may properly come before the Annual Meeting or an adjournment or postponement thereof.

(Mark “X” in only one box)

FOR ALL NOMINEES (except if written below) ☐	WITHHOLD ALL ☐	Consenting to receive all future annual meeting materials and shareholder communications electronically is simple and fast! Enroll today at www.melloninvestor.com/ISD for secure online access to your proxy materials, statements, tax documents and other important shareholder correspondence.

(Instruction: to withhold authority to vote for an individual nominee, write that nominee’s name in the space provided below.)	I plan to attend the meeting. ☐
Dated:_____________________, 2004

Signature of Stockholder

Signature if held jointly

Please sign exactly as your name(s) appear(s) on this proxy. When signing in a representative capacity, please give title. When shares are held jointly, each person should sign.

Δ FOLD AND DETACH HERE Δ

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/lmnx Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-800-435-6710 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.